                                                        Exhibit No. EX-99(13)(b)

                             PAYING AGENT AGREEMENT


                                     between


                Voyageur Minnesota Municipal Income Fund II, Inc.


                                       and


                              Bankers Trust Company


                            Dated as of May 14, 1993


                                   Relating to


            Municipal Income Preferred Shares, Series A and Series B


                                       of


                Voyageur Minnesota Municipal Income Fund II, Inc.

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                                TABLE OF CONTENTS
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Parties and Recitals....................................................................................1

                                            ARTICLE ONE
                           PURPOSE; DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01    Purpose.................................................................................1
Section 1.02    Definitions.............................................................................1
Section 1.03    Rules of  Construction..................................................................3

                                            ARTICLE TWO
                                    REDEMPTION PREFERRED SHARES

Section 2.01    Notice of Redemption; Other Redemption Procedures.......................................3

                                           ARTICLE THREE
                           PAYING AGENT AS DIVIDEND AND REDEMPTION PRICE
                            DISBURSING AGENT, SETTLEMENT AGENT AND AGENT
                                     FOR CERTAIN NOTIFICATIONS

Section 3.01    Results of Remarketings.................................................................5
Section 3.02    Disbursing Dividends and Redemption Price ..............................................5
Section 3.03    Change in Dividend Period...............................................................6
Section 3.04    Notice to Fund and Remarketing Agent....................................................7

                                            ARTICLE FOUR
                            PAYING AGENT AS TRANSFER AGENT AND REGISTRAR

Section 4.01    Issue of Share Certificates.............................................................7
Section 4.02    Share Register; Allocation of Shares....................................................7
Section 4.03    Registration of Shares..................................................................8
Section 4.04    Lost Certificates.......................................................................8
Section 4.05    Disposition of Canceled Certificates; Record Retention..................................9
Section 4.06    Share Transfer Books....................................................................9
Section 4.07    Return of Funds ........................................................................9
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                                                  ARTICLE FIVE
                                         REPRESENTATIONS AND WARRANTIES

Section 5.01    Representations and Warranties of Fund .................................................9
Section 5.02    Representations and Warranties of Paying Agent .........................................10

                                                  ARTICLE SIX
                                                THE PAYING AGENT

Section 6.01    Duties and Responsibilities ............................................................10
Section 6.02    Rights of the Paying Agent .............................................................10
Section 6.03    Compensation, Expenses and Indemnification .............................................11

                                                 ARTICLE SEVEN
                                                 MISCELLANEOUS

Section 7.01    Term of Agreement ......................................................................11
Section 7.02    Communications .........................................................................12
Section 7.03    Entire Agreement .......................................................................13
Section 7.04    Benefits ...............................................................................13
Section 7.05    Amendment; Waiver ......................................................................13
Section 7.06    Successors and Assigns .................................................................13
Section 7.07    Severability ...........................................................................13
Section 7.08    Article and Section Headings............................................................14
Section 7.09    Counterparts ...........................................................................14
Section 7.10    Governing Law ..........................................................................14

Exhibit A       Notice of Redemption/Fund to Paying Agent
Exhibit B       Transfer Form/ Remarketing Agent to Paying Agent
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                                      -ii-
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                             PAYING AGENT AGREEMENT

                  PAYING AGENT AGREEMENT dated as of May 14, 1993, between VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC., a Minnesota corporation (the "Fund"), and BANKERS TRUST COMPANY, a corporation duly organized and existing under the laws of the State of New York (the "Paying Agent").

                  The Fund proposes to issue 600 Municipal Income Preferred Shares, Series A (the "Series A Preferred Shares") and 600 Municipal Income Preferred Shares, Series B (the "Series B Preferred Shares") (collectively, the "Preferred Shares") pursuant to its Articles (as defined below). The Fund desires that the Paying Agent perform certain duties in connection with the Preferred Shares upon the terms and conditions of this Agreement and hereby appoints the Paying Agent to act in the capacities set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Paying Agent agree as follows:

                                   ARTICLE ONE
                 PURPOSE; DEFINITIONS AND RULES OF CONSTRUCTION

                  SECTION 1.01 Purpose. The Board of Directors of the Fund has adopted a resolution appointing the Paying Agent as transfer agent, registrar, dividend and redemption price disbursing agent and agent for certain notifications for the Fund in connection with the Preferred Shares. The Paying Agent accepts such appointment and agrees to act in accordance with its standard procedures as Paying Agent with respect to the Preferred Shares as set forth in this Agreement.

                  SECTION 1.02 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Articles (as defined below).

                  "Agent Member" means a member of the Securities Depository that will maintain records for a purchaser of one or more Preferred Shares.

                  "Articles" shall mean the Articles of Incorporation of the Fund (including the Statement), as amended from time to time, on file with the Secretary of State of the State of Minnesota.

                  "Authorized Newspaper" shall mean a newspaper of general circulation in the English language generally published on Business Days in the City of New York, New York.

                  "Authorized Officer" shall mean each Senior Vice President, Vice President and Assistant Vice President of the Paying Agent assigned to its Corporate Trust Department and every other officer or employee of the Paying Agent designated as an "Authorized Officer" for purposes hereof in a notice from the Paying Agent to the Fund.

                  "Beneficial Owner" means a person who is listed as the beneficial owner of one or more Preferred Shares in the records of the Paying Agent or, with respect to any Preferred Share not registered in the name of the Securities Depository on the share transfer books of the Fund, the person in whose name such share is so registered.

                  "Board of Directors" means the Board of Directors of the Fund.

                  "Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in the City of New York are authorized or obligated by law to close.

                  "Commission" means the Securities and Exchange Commission.

                  "Holder" means, with respect to any Preferred Share, the person who is listed in the records of the Paying Agent as the beneficial owner.

                  "Notice of Redemption" shall mean a notice of redemption, in whole or in part, given by the Fund by telephone or facsimile and in writing substantially in the form attached hereto as Exhibit A.

                  "Remarketing-Agent" shall mean Smith Barney, Harris Upham & Co. Incorporated and any additional or successor Remarketing Agent as may be appointed by the Fund from time to time.

                  "Securities Depository" means The Depository Trust Company, a securities depository, or any successor company or other entity selected by the Fund to act as a securities depository for the Preferred Shares that agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Shares.

                  "Signing Officer" shall mean the Chairman of the Board, the President, a Vice President or the Treasurer of the Fund and every other officer or employee of the Fund designated by the Chairman of the Board, the President or a Vice President as a "Signing Officer" for purposes hereof in a notice to the Paying Agent.

                  "Statement" shall mean the Statement Establishing two series of Preferred Shares filed on May 12, 1993 in the office of the Secretary of State of the State of Minnesota.

                  "Underwriting Agreement" shall mean the Underwriting Agreement, dated May 11, 1993, by and among Smith Barney, Harris Upham & Co. Incorporated, PaineWebber Incorporated and Dougherty, Dawkins, Strand & Bigelow, Inc. (the "Underwriters"), the Fund and Voyageur Fund Managers (the "Adviser"), providing for the sale of the Preferred Shares by the Fund to the Underwriters.

                  "Vice President" when used with respect to the Fund shall mean any Vice President of the Fund whether or not designated by number or a word or words added before or after the title "Vice President."

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                  SECTION 1.03 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement: (a) words importing the singular number shall include the plural number and vice versa; (b) the captions and headings herein are solely for convenience of reference and, shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect; (c) the words "hereof, "herein," "hereto" and other words of similar import refer to this Agreement as a whole; and (d) all references herein to times of day shall be to New York City time.

                                   ARTICLE TWO
                         REDEMPTION OF PREFERRED SHARES

                  SECTION 2.01 Notice of Redemption; Other Redemption
Procedures.

                  (a) The Fund shall give 30 days' notice of redemption, in whole or in part, of Preferred Shares, pursuant to Part I, Section 4 of the Statement, to the Paying Agent, the Remarketing Agent and the Securities Depository, if any (and any other Holder) by telephone or facsimile, confirmed in writing, in the form of a Notice of Redemption. In the event the Fund obtains appropriate exemptive or no-action relief from the Commission, the number of days' notice required for a mandatory redemption may be reduced by the Board of Directors of the Fund to as few as two Business Days if Moody's Investors Service, Inc. and Standard & Poor's Corporation each has agreed in writing that the revised notice provision would not adversely affect its then current rating of Preferred Shares.

                  (b) The Paying Agent will use its reasonable efforts to provide telephonic notice to each Beneficial Owner of Preferred Shares called for redemption not later than the close of business on the Business Day on which the Paying Agent determines the shares to be redeemed, as described in clause
(d) below (or, during a Non-Payment Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Paying Agent receives Notice of Redemption from the Fund). Such telephonic notice shall be confirmed to the Remarketing Agent, the Securities Depository, and each Beneficial Owner of Preferred Shares called for redemption, promptly in writing not later than the close of business on the third Business Day preceding the redemption date by a copy of the Notice of Redemption.

                  (c) Every Notice of Redemption shall state: (i) the redemption date; (ii) the number of Preferred Shares of any series to be redeemed; (iii) the redemption price; (iv) that dividends on the Preferred Shares to be redeemed will cease to accumulate as of such redemption date; and (v) the provisions of the Articles pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the transmittal or mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law. Preferred Shares, the Beneficial Owners of which shall have been given notice of redemption, as set forth herein, shall not be subject to transfer outside of a Remarketing.

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                           (d) (i) Subject to clause (d)(ii) below, if fewer
         than all the outstanding Preferred Shares of any series are to be redeemed, the number of Preferred Shares of such series to be redeemed shall be a whole number of shares and shall be determined by the Board of Directors of the Fund, and the Fund shall give a Notice of Redemption to the Paying Agent substantially in the form of Exhibit A hereto. Upon receipt of the Notice of Redemption with respect to such partial redemption, the Paying Agent shall notify the Securities Depository and the Remarketing Agent of such redemption by the close of business on the day the Paying Agent receives the Notice of Redemption, as provided in clause (b) above, which notice shall include the aggregate number of Preferred Shares of such series to be redeemed. Unless certificates representing all of the outstanding Preferred Shares of such series are held by Holders other than the Securities Depository or its nominee, the Securities Depository, upon receipt of a copy of the Notice of Redemption, will use its best efforts to determine, by 10:00 a.m., New York City time, on the second Business Day immediately succeeding the date on which it receives such Notice of Redemption, by lot the number of Preferred Shares of such series to be redeemed from the account of each Agent Member (which may include an Agent Member, including the Remarketing Agent, holding Preferred Shares for its own account) and immediately notify the Paying Agent of the results of such lottery. Upon receipt of notice of such information from the Securities Depository, the Paying Agent shall in turn select by lot the number of Preferred Shares of such series to be redeemed from the accounts of the Beneficial Owners of Preferred Shares whose Agent Members have been selected by the Securities Depository. In doing so, Preferred Shares of such series may be redeemed from the accounts of some Beneficial Owners, which may include the Remarketing Agent, without Preferred Shares of such series being redeemed from the accounts of other Beneficial Owners. The Paying Agent will give notice of such determination to the Remarketing Agent by 12:00 noon (provided that, in the event a Securities Depository is used, notice of such determination was received by the Paying Agent by 10:00 a.m.) on the day on which such determination is made.

                  (ii) Notwithstanding clause (d)(i) above, if certificates representing Preferred Shares called for redemption are not held by the Securities Depository or its nominee, the Preferred Shares to be redeemed shall be selected by lot.

                  (iii) Notwithstanding subparagraphs (d)(i) or (d)(ii) above,
         (A) no Preferred Share shall be redeemable at the option of the Fund during any Non-Call Period with respect to such share, and (B) any Preferred Share will be subject to mandatory redemption regardless of whether such share is subject to a Non-Call Period. In such event, such Preferred Shares subject to a Special Dividend Period will be selected for redemption by lot.

                  (iv) Notwithstanding the foregoing provisions of this subparagraph (d), the Paying Agent will not redeem fewer than all of the outstanding Preferred Shares of any series without the written consent of the Remarketing Agent if, after such partial redemption, fewer than 100 Preferred Shares of such series will remain outstanding.

                  (e) Notwithstanding the foregoing provisions of this Section 2.01, the Remarketing Agent may, in its sole discretion, modify the procedures set forth above with respect to notification of redemption for the Preferred Shares of any series, provided such modification does not adversely affect the Beneficial Owners of the Preferred Shares of such series or cause the Fund to violate any law, rule or regulation; and provided further that no such modification shall in any way affect the Paying Agent without its prior written consent.

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                                  ARTICLE THREE
                  PAYING AGENT AS DIVIDEND AND REDEMPTION PRICE
              DISBURSING AGENT AND AGENT FOR CERTAIN NOTIFICATIONS

                  SECTION 3.01  Results of Remarketings.

                  (a) On each Remarketing Date with respect to any series of Preferred Shares, the Fund will cause the Remarketing Agent to advise the Paying Agent by electronic data transfer by 3:30 p.m. of (i) the Applicable Dividend Rate determined in the related Remarketing; (ii) the identities of (and the number of shares held by) the Beneficial Owners who purchased Preferred Shares of such series as a result of the Remarketing; (iii) the identities of (and number of shares sold by) persons who sold Preferred Shares of such series in the Remarketing; and (iv) the Specific Redemption Provisions, if any, relating to the Preferred Shares of such series. By approximately 4:30 p.m. on such Remarketing Date, the Paying Agent will confirm by telephone or electronic data transfer such information with the Remarketing Agent.

                  (b) No later than the close of business on he Settlement Date, the Paying Agent shall telecopy notice to the Securities Depository of the Applicable Dividend Rate, the record date and the payment date with respect to each Preferred Share subject to Remarketing and Dividend Reset and shall verify receipt by the Securities Depository of such notice.

                  (c) This Section shall not be applicable to any Preferred Share of a series during a Non-Payment Period with respect to such series.

                  SECTION 3.02  Disbursing Dividends and Redemption Price.

                  (a) Unless the Applicable Dividend Rate for the Preferred Shares of any series is the Non-Payment Period Rate, the Fund shall irrevocably deposit in trust, in same-day funds, with the Paying Agent by 12:00 noon (and, if appropriate, shall provide to the Paying Agent a Fed Funds wire confirmation number, or in the alternative notice that a deposit will not be made by 11:30 a.m.) on (i) the Business Day preceding the applicable Dividend Payment Date for the Preferred Shares of such series the full amount of any dividend declared and payable on such Dividend Payment Date on such Preferred Shares, and (ii) the Business Day preceding any redemption date for the Preferred Shares of such series, the redemption price to be paid on such redemption date (including premium, if any, resulting from the designation of a Premium Call Period) plus an amount equal to dividends thereon accumulated but unpaid to such redemption date (whether or not earned or declared); provided that said notice shall be given by 11:30 a.m. on each such day on which no such deposit will be made and before which no such deposit has been made. In addition, with respect to any such deposit which is not made by the Fund on the Business Day prior to the applicable Dividend Payment Date or redemption date, as the case may be, but within three Business Days of such due date, the Fund shall also deposit with the Paying Agent a late charge in such amount as shall be calculated by the Fund for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment. The Paying Agent agrees to hold all moneys so deposited with the Paying Agent by the Fund in trust for the payment of dividends, the redemption price, or any late charge which the Paying Agent has been advised by the Fund or the Remarketing Agent is applicable to Preferred Shares of any series, for the benefit of the Holders entitled thereto and to apply such moneys as set forth in clause (b) below.

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                  (b) The Paying Agent will pay to the applicable Holder, as determined pursuant to the Statement, on the date of the Paying Agent's receipt of the Fund's deposit of funds in accordance with the provisions of paragraph
(a) above (provided that payment in New York Clearing House (next-day) Funds at any time on a preceding Business Day shall be considered equivalent to payment in same-day funds on the next Business Day at the same time conditioned upon receipt of good funds by such time, and any payment made after 12:00 noon on any Business Day shall be considered to have been made instead in the same form of funds before 12:00 noon on the next Business Day) or, in the case of dividends in arrears on any Preferred Share, at any time as may be fixed by the Fund, (i) dividends, including any late charge, on the applicable Preferred Shares, and
(ii) the redemption price plus the premium, if any, resulting from the designation of a Premium Call Period, plus an amount equal to dividends thereon (whether or not earned or declared) accumulated but unpaid to such redemption date, in either case after receipt of the necessary funds from the Fund with which to pay such dividends or redemption price. The amount of dividends for any Dividend Period to be paid by the Paying Agent to the Holder entitled thereto will be determined as set forth in Part I, Section 3 of the Statement. The redemption price to be paid by the Paying Agent to the Holder entitled thereto will be determined as set forth in Part I, Section 4 of the Statement. The Paying Agent shall have no duty to determine the redemption price or the Non-Payment Period Rate and may rely on the amount thereof set forth in the Notice of Redemption. Upon the request of the Fund, the Paying Agent shall promptly transmit to the Fund after the date of any redemption as described above any cash held by the Paying Agent in excess of the sum of (A) the aggregate redemption price of Preferred Shares called for redemption on such date and (B) any other amounts which the Fund or the Remarketing Agent has advised the Paying Agent that Holders of Preferred Shares called for redemption may be entitled to.

                  (c) If the Fund provides notice to the Remarketing Agent of a Retroactive Taxable Allocation with respect to Preferred Shares of any series, the Fund shall simultaneously provide notice to the Paying Agent and, within 270 days after such notice is given and by 12:00 noon of the Business Day preceding the date fixed for payment of an Additional Dividend, the Fund shall irrevocably deposit in trust, in same-day funds, with the Paying Agent (and, if appropriate, shall provide to the Paying Agent a Fed Funds wire confirmation number) an amount equal to such Additional Dividend and shall give the Paying Agent irrevocable instructions and authority to pay the Additional Dividends to Holders of Preferred Shares of such series (or former Holders) entitled thereto.

                  (d) Nothing contained herein shall be construed to require the Paying Agent to advance or pay any funds to any Holder unless sufficient funds have been deposited with the Paying Agent by the Fund for the purpose of making payments hereunder.

                  SECTION 3.03 Change in Dividend Period. Upon any change in the period of time between Dividend Payment Dates for the Preferred Shares of any series as a result of a change in law or otherwise, the Fund will give notice of such change to the Paying Agent and the Remarketing Agent and cause the Paying Agent to use reasonable efforts to notify the Holders thereof by telephone, confirmed in writing, of such change; provided that if the Dividend Period whose length is being adjusted is a Dividend Period for which the Applicable Dividend Rate is the Non-Payment Period Rate, the Fund will notify the Holders of affected Preferred Shares directly.

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                  SECTION 3.04 Notice to Fund and Remarketing Agent. If one or
more of the following events occurs with respect to the Preferred Shares of any series, the Paying Agent shall promptly notify the Fund and, so long as the Applicable Dividend Rate with respect to the Preferred Shares of such series shall not be the Non-Payment Period Rate, the Remarketing Agent, of such occurrence by telephone, promptly confirmed in writing:

                  (a) at the close of business on the Business Day preceding the applicable Dividend Payment Date for any Preferred Shares, dividends on all outstanding Preferred Shares accumulated to any Dividend Payment Date for the Preferred Shares, including such first mentioned Dividend Payment Date, have not been paid in full or sufficient funds have not been deposited with the Paying Agent for the payment of such accumulated dividends;

                  (b) the Fund has failed to redeem on any redemption date any Preferred Shares for which Notice of Redemption has been received by the Paying Agent; or

                  (c) by 12:00 noon on the third Business Day following the occurrence of either of the events described in (a) or (b) above, the Fund has not deposited with the Paying Agent the full amount of funds described in subparagraph (a) of Section 3.02.

                                  ARTICLE FOUR
                  PAYING AGENT AS TRANSFER AGENT AND REGISTRAR

                  SECTION 4.01 Issue of Share Certificates. On the date of issuance of the Preferred Shares, one certificate for the Series A Preferred Shares and one certificate for the Series B Preferred Shares shall be issued by the Fund. Such certificates shall be registered in the name of the Securities Depository or its nominee and countersigned by the Paying Agent in its capacity as registrar, which shall deliver the certificates to the Securities Depository.

                  SECTION 4.02  Share Register; Allocation of Shares.

                  (a) So long as the Applicable Dividend Rate with respect to any series of Preferred Shares shall not be the Non-Payment Period Rate, the Paying Agent shall maintain a registry of the Beneficial Owners of the Preferred Shares of such series. By 9:00 a.m. on each Remarketing Date, the Paying Agent shall deliver a copy of such registry to the Remarketing Agent. On each Settlement Date for the Preferred Shares, the Paying Agent shall deliver a copy of such registry to the Fund. On or prior to the original issuance of the Preferred Shares, the Fund shall cause the Remarketing Agent to provide the Paying Agent with a list of the initial Beneficial Owners. The Paying Agent may rely exclusively upon, as conclusive evidence of the identities of the Beneficial Owners, (i) such list, (ii) the results of Remarketings reported to the Paying Agent by the Remarketing Agent, and (iii) notice from the Remarketing Agent with respect to the transfer of Preferred Shares outside of a Remarketing by a Beneficial Owner to another person.

                  (b) The Paying Agent shall only register a transfer of Preferred Shares from a Beneficial Owner to another person if (i) the Paying Agent has been notified by the Remarketing Agent that such transfer is pursuant to a Remarketing therefor, or (ii) the Paying Agent has been notified in writing in a notice substantially in the form of Exhibit B hereto by the Remarketing Agent of such transfer outside of a Remarketing therefor. The Paying Agent shall not be required to accept any notice delivered pursuant to the foregoing sentence unless received by the Paying Agent by 3:00 p.m. on the Business Day preceding the immediately succeeding Remarketing Date for such shares.

                  (c) Except as otherwise provided in this Section, the foregoing provisions of this Section shall no longer be applicable to the Preferred Shares of any series if the Applicable Dividend Rate for shares of such series shall be the Non-Payment Period Rate.

                  SECTION 4.03  Registration of Shares.

                  (a) Except as set forth in this Section 4.03, if a Securities Depository is used, Preferred Shares shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Fund shall not have selected a substitute Securities Depository reasonably acceptable to the Paying Agent prior to such resignation, then upon such resignation, the Preferred Shares of each series shall be registered for transfer or exchange, and a new certificate for each series shall be issued in the name of the designated transferee or transferees of the Securities Depository, upon surrender of the old certificate for each respective series in a form deemed, by the Paying Agent in its capacity as registrar properly endorsed for transfer with (i) all necessary endorsers' signatures guaranteed in accordance with the written standards and procedures adopted by the Paying Agent pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934; (ii) such assurances as the Paying Agent in its capacity as registrar shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement; and
(iii) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

                  (b) If certificates representing Preferred Shares are, at the direction of the Fund, to be held by Holders other than the Securities Depository, such shares shall be registered for transfer or exchange, and the Fund shall issue one or more new certificates with respect to such shares registered in the names of the Beneficial Owners thereof or their nominees, upon surrender of the old certificates in a form deemed by the Paying Agent properly endorsed for transfer, with (i) all necessary endorsers' signatures guaranteed in accordance with the written standards and procedures adopted by the Paying Agent pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934; (ii) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement; and
(iii) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

                  SECTION 4.04 Lost Certificates. The Paying Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and the Paying Agent, subject at all times to provisions of law, the bylaws of the Fund governing such matters and resolutions adopted by the Fund with respect to lost securities. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Fund to the Paying Agent to issue a replacement or new certificate pursuant to this Section shall be deemed to be a representation and warranty by the Fund to the Paying Agent that such issuance will comply with applicable provisions of law and the bylaws and resolutions of the Fund.

                  SECTION 4.05 Disposition of Canceled Certificates; Record Retention. The Paying Agent shall retain share certificates which have been canceled in transfer or in exchange and accompanying documentation for two calendar years from the date of such cancellation. The Paying Agent shall afford access to the Fund, its agents and counsel at reasonable times during normal business hours to review and make extracts or copies of such certificates and accompanying documentation. Upon the expiration of such two-year period and at the Fund's request the Paying Agent shall deliver to the Fund the canceled certificates and accompanying documentation. The Fund shall, at its sole cost and expense, retain such records for a minimum additional period of ten calendar years from the date of delivery of the records to the Fund and shall make such records available during normal business hours upon written request during this period at any time, or from time to time, for reasonable periodic, special or other examinations by representatives of the Commission. The Fund also shall undertake to furnish to the Commission, upon demand, at either its principal office or at any regional office, complete, correct and current hard copies of any and all such records.

                  SECTION 4.06 Share Transfer Books. The Paying Agent shall maintain the share transfer books listing the Holders of the Preferred Shares. In case of any request or demand for the inspection of the share transfer books of the Fund or any other books in the possession of the Paying Agent, the Paying Agent will notify the Fund and secure written instructions as to permitting or refusing such inspection. Notwithstanding the foregoing, the Paying Agent reserves the right to exhibit the share transfer books or other books to any person in case it is advised by its counsel that its failure to do so would (i) be unlawful, or (ii) expose it to liability, unless the Paying Agent shall have received indemnification acceptable to it.

                  SECTION 4.07 Return of Funds. The Paying Agent shall notify the Fund in writing of the amount of any funds deposited with the Paying Agent by the Fund for any reason under this Agreement, including for the payment of dividends or the redemption of Preferred Shares, that remain with the Paying Agent after 90 days from the date of such deposit and such amount shall, to the extent permitted by law, be repaid to the Fund by the Paying Agent upon the written request of the Fund. The Paying Agent shall have no duty to invest any funds deposited with it at any time pursuant to this Agreement.

                                  ARTICLE FIVE
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 5.01 Representations and Warranties of Fund. The Fund represents and warrants to the Paying Agent that:

                  (a) it is a corporation duly organized and existing and in good standing under the laws of the State of Minnesota;

                  (b) it is a closed-end diversified management investment company registered under the Investment Company Act of 1940, as amended;

                  (c) a registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all Preferred Shares being offered for sale to the public;

                  (d) all requisite steps have been or will be taken to register the Preferred Shares for sale in all states in which such shares are offered; and

                  (e) it is empowered under applicable laws and by its Articles of Incorporation and bylaws to enter into and perform this Agreement.

                  SECTION 5.02 Representations and Warranties of Paying Agent. Paying Agent represents and warrants to the Fund that:

                  (a) it is a trust company duly organized and existing and in good standing under the laws of the State of New York;

                  (b) it is duly qualified to carry on its business in the State of New York;

                  (c) it is empowered under applicable laws and by its Articles of Incorporation and bylaws to enter into and perform the services contemplated in this Agreement;

                  (d) all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and

                  (e) it has and will continue to have and maintain the necessary facilities, equipment and personnel to perform, its duties and obligations under this Agreement.

                                   ARTICLE SIX
                                THE PAYING AGENT

                  SECTION 6.01  Duties and Responsibilities.

                  (a) The Paying Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any other person by reason of this Agreement.

                  (b) The Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Paying Agent.

                  (c) In the absence of negligence or bad faith on its part, the Paying Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Agreement.

                  SECTION 6.02  Rights of the Paying Agent.

                  (a) The Paying Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Paying Agent shall not be liable for acting upon any telephone communication authorized hereby which the Paying Agent believes in good faith to have been given by the Fund, a Holder, a Beneficial Owner, an Agent Member or the Remarketing Agent. The Paying Agent may record telephone communications with the Fund and the Remarketing Agent in connection with its duties hereunder.

                  (b) The Paying Agent may consult with outside counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Paying Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                  (d) The Paying Agent may perform its duties and its rights hereunder either directly or by or through agents or attorneys.

                  SECTION 6.03 Compensation, Expenses and Indemnification.

                  (a) The Fund shall pay the Paying Agent, from time to time, reasonable compensation for all services rendered by it under this Agreement as shall be agreed upon by the Fund and the Paying Agent.

                  (b) The Fund shall reimburse the Paying Agent, upon the Paying Agent's request, for all reasonable out-of-pocket expenses, disbursements and advances which shall have been agreed upon by the Fund and the Paying Agent and shall have been incurred or made by the Paying Agent in accordance with the provisions of this Agreement (including the reasonable compensation, expenses and disbursements of any agent or counsel for the Paying Agent) except any expense or disbursement attributable to negligence or bad faith of the Paying Agent.

                  (c) The Fund shall indemnify the Paying Agent for and hold it harmless against any loss, liability or expense incurred without negligence or willful misconduct on the Paying Agent's part, arising out of or in connection with its agency under this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with its exercise or performance of any of its duties hereunder (including reasonable attorneys' fees).

                                  ARTICLE SEVEN
                                  MISCELLANEOUS

                  SECTION 7.01 Term of Agreement.

                  (a) The term of this Agreement shall continue for so long as any Preferred Share is outstanding, unless it shall be terminated as provided in this Section 7.01. The Fund may terminate this Agreement at any time by so notifying the Paying Agent, provided that, so long as any Preferred Shares are outstanding, the Fund has entered into an agreement with a successor Paying Agent in substantially the form of this Agreement. The Paying Agent may terminate this Agreement upon notice to the Fund on the date specified in such notice, which shall be no earlier than 90 days after the date of delivery of such notice.

                  (b) Except as otherwise provided in this clause (b), the respective rights and duties of the Fund and the Paying Agent under this Agreement shall cease upon termination of this Agreement. The Fund's representations, warranties, covenants and obligations to the Paying Agent under Sections 5.01 and 6.03 hereof shall survive the termination hereof. Upon termination of this Agreement, the Paying Agent shall (i) at the request of the Fund, promptly deliver to the Fund copies of all books and records maintained by it in connection with its duties hereunder, and (ii) at the request of the Fund, promptly transfer to the Fund or any successor Paying Agent any funds held for the Fund which have not previously been distributed by the Paying Agent in accordance with this Agreement.

                  SECTION 7.02 Communications. Except for communications authorized to be by telephone pursuant to this Agreement, all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) given to such person at its address or telecopy number set forth below:

                  If to the Fund:        Voyageur Minnesota Municipal
                                           Income Fund II, Inc.
                                         100 South Fifth Street, Suite 2200
                                         Minneapolis, Minnesota 55402
                                         Attention:  Kenneth E.  Dawkins
                                         Telephone:  (612) 376-7000
                                         Telecopier: (612) 341-2818

                  If to the Paying
                  Agent:                 Bankers Trust Company
                                         4 Albany Street
                                         New York, New York 10006
                                         Attention:  Auction Rate Securities
                                         Telephone:  (212) 250-6850
                                         Telecopier: (212) 250-6215

                  If to the
                  Remarketing Agent:     Smith Barney, Harris Upham & Co.
                                           Incorporated
                                         1345 Avenue of the Americas
                                         New York, New York 10005
                                         Attention:  Short-Term Preferred Sales
                                                       and Trading-44th Floor
                                         Telephone:  (212) 698-3785
                                         Telecopier: (212) 262-1056;
                                                     (212) 247-7317

                  If to the Securities
                  Depository:            The Depository Trust Company
                                         7 Hanover Square
                                         23rd Floor
                                         New York, New York 10004
                                         Attention:  Manager, Reorganization
                                           Department, Reorganization Window
                                         Telephone:  (212) 709-1470
                                         Telecopier: (212) 709-1093 or -1094

or to such other address as the party to whom the communication is addressed shall have previously communicated to the other party. Any notice to a Beneficial Owner shall be given at the address or phone number, as the case may be, as the Agent Member for such Beneficial Owner shall have previously communicated to the Paying Agent or a Remarketing Agent. Communications shall be given on behalf of the Fund by a Signing Officer and on behalf of the Paying Agent by an Authorized Officer. Communications shall be effective when received at the proper address.

                  SECTION 7.03 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties.

                  SECTION 7.04 Benefits. Nothing herein, express or implied, shall give to any person, other than the Fund, the Paying Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

                  SECTION 7.05  Amendment; Waiver.

                  (a) Subject to Section 2.01(e), this Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each party.

                  (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such rights or remedies with respect to any subsequent breach.

                  SECTION 7.06 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Fund and the Paying Agent. Without the prior written consent of the Fund, the Paying Agent may not assign this Agreement except by operation of law or to a person who acquires substantially all of the assets and assumes all of the liabilities of the Paying Agent, either directly or by operation of law.

                  SECTION 7.07 Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

                  SECTION 7.08 Article and Section Heading. The Article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 7.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

                  SECTION 7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made and performed in said State.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                          VOYAGEUR MINNESOTA MUNICIPAL
                                          INCOME FUND II, INC.


                                          By: /s/ John P. [Taft]
                                              ----------------------------------
                                                 Title: Executive Vice President

                                          BANKERS TRUST COMPANY


                                          By: /s/ [S. Dect]
                                              ----------------------------------
                                                 Title:  A.T.

                                                                       EXHIBIT A

                             [Fund to Paying Agent]

                VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.

                             NOTICE OF REDEMPTION OF
                        MUNICIPAL INCOME PREFERRED SHARES

                  NOTICE IS HEREBY given that, pursuant to the provisions of the Articles of Voyageur Minnesota Municipal Income Fund II, Inc. (the "Fund"), the Fund will redeem on ____________________, ______, (the "Redemption Date"), ________ shares (the "Redemption Shares") of its then outstanding Municipal Income Preferred Shares, Series ____, at the redemption price of $50,000 per share plus accumulated but unpaid dividends to the Redemption Date.

                  Payment of an amount equal to the redemption price, plus accumulated but unpaid dividends to the Redemption Date, will be deposited, in same-day funds, with the Paying Agent by 12:00 p.m., New York time, on the Business Day preceding the applicable Redemption Date.

                  As of ______________, ____________ dividends on the Redemption Shares will cease to accumulate.

[Date]                                           VOYAGEUR MINNESOTA
                                                 MUNICIPAL INCOME FUND II, INC.


                                                 By ____________________________
                                                     Title:_____________________

                                                                       EXHIBIT B

                      [Remarketing Agent to Paying Agent -
                       To be used only for transfers made
                      other than pursuant to a Remarketing)

                VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.

                        MUNICIPAL INCOME PREFERRED SHARES
                                  TRANSFER FORM

The undersigned hereby notifies you that:

                   ___________________________________________
                    (Print name of existing beneficial owner)

has sold ________ shares of Municipal Income Preferred Shares, Series ____, to

                   ___________________________________________
                      (Print name of new beneficial owner)

[NAME OF REMARKETING AGENT]


By:___________________________________
Name:
Title:

                                      B-1